UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

CHYRONHEGO CORPORATION
(Exact name of registrant as specified in its charter)

New York	01-09014	11-2117385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hub Drive
Melville, New York 11747
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (631) 845-2000

Chyron Corporation
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 22, 2013, Chyron Corporation ("Chyron" or the "Company") completed its acquisition of Hego Aktiebolag ("Hego"), a global graphics services company based in Stockholm, Sweden that develops real-time graphics products and tools for the broadcast and sports industries.  We previously disclosed our entry into a definitive agreement for this acquisition in a Current Report on Form 8-K filed on March 12, 2013.  The acquisition was structured as a share purchase transaction, pursuant to the terms of a stock purchase agreement (the "Stock Purchase Agreement") by and among Chyron, Chyron Holdings, Inc., Chyron AB, Hego, Westhill Group AB as the stockholder representative of the Hego stockholders, and the stockholders of Hego, pursuant to which Chyron AB, the Company's indirect wholly-owned subsidiary, has acquired all of the issued and outstanding shares of Hego. The acquisition of Hego is referred to herein as the Transaction.

Pursuant to the terms of the Stock Purchase Agreement, Chyron issued 12,199,431 shares of Chyron's common stock, par value $0.01 per share, to the former Hego stockholders. The number of shares issued is equal to 40% of the total of (i) the issued and outstanding shares of Chyron's common stock as of May 10, 2013 , (ii) the shares of Chyron's common stock issuable upon the exercise of all outstanding options and restricted stock units that have an exercise price that is less than or equal to $1.25 per shares as of May 10, 2013, and (iii) the shares issued at the closing of the Transaction (the "Closing"), which are collectively referred to as the "Outstanding Closing Shares." In addition, upon Hego achieving certain revenue milestones during the next three fiscal years, Chyron may issue additional shares, which are referred to as the "Earn-Out Shares," to the former Hego stockholders, such that the aggregate amount of shares of Chyron common stock issued in the Transaction would equal up to 18,299,147 shares, or 50% of the total Outstanding Closing Shares and Earn-Out Shares.  A summary of the Stock Purchase Agreement was contained in Item 1.01 of the Current Report on Form 8-K filed on March 12, 2013, and a copy of the agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the Closing, on May 22, 2013, the Company filed a certificate of amendment to its Restated Certificate of Incorporation with the New York Secretary of State to change its corporate name from Chyron Corporation to ChyronHego Corporation.  The certificate of amendment became effective upon filing.  A copy of the certificate of amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the completion of the Transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, Chyron issued 12,199,431 shares of its common stock to the stockholders of Hego in a private transaction.  The issuance of the shares of common stock in connection with the Stock Purchase Agreement was not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  The shares of Chyron common stock issued in connection with the Transaction contain a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.  The disclosure provided under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 as if fully set forth herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)  On May 22, 2013, in connection with the closing of the Transaction (the "Closing"), Chyron's board of directors appointed Johan Apel, age 40, as the President and Chief Operating Officer of Chyron.  Mr. Apel served as Chief Executive Officer of Hego AB since April 2002.  Mr. Apel received his B.Sc. and M.Sc. in accounting and economics at Malardan University.  As part of the Transaction, Westhill Group AB, an entity controlled by Mr. Apel, received 3,605,088 shares of Chyron common stock in exchange for its equity interest in Hego.

(d)  Under the Stock Purchase Agreement, Hego was given the right to appoint two (2) directors to Chyron's board of directors upon the Closing.  On May 22, 2013, in connection with the Closing and in accordance with the terms of the Stock Purchase Agreement, Chyron's board of directors increased the size of the board of directors from seven (7) to nine (9) directors and appointed Johan Apel and Henrik Sundberg as directors of Chyron effective as of the close of business on May 22, 2013.

There are no arrangements or understandings between Messrs. Apel and Sundberg and any other person pursuant to which they were elected as directors other than those contained in the Stock Purchase Agreement.  Please see subsection (c) above for transactions in which Mr. Apel has an interest under Item 404(a) of Regulation S-K.  There are no transactions in which Mr. Sundberg has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Messrs. Apel and Sundberg have not been appointed to any committees of the Board of Directors.  Chyron's board of directors has determined that Mr. Sundberg is independent under the NASDAQ Stock Market listing standards.

(e)  At the Chyron Annual Meeting of Stockholders held on May 22, 2013 (the "Annual Meeting"), Chyron's stockholders approved an amendment to the Company's 2008 Long Term Incentive Plan (the "2008 LTIP").  A description of the terms and conditions of the 2008 LTIP are set forth in the Company's definitive proxy statement on Schedule 14A (the "Proxy Statement") filed with the Securities and Exchange Commission (the "Commission") on April 17, 2013 and are incorporated herein by reference.  Such description is qualified entirely by reference to the actual terms of the 2008 LTIP, as amended, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)  The Company's Annual Meeting was held on May 22, 2013 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017.

(b)  Of the Company's 17,426,383 shares of common stock issued and outstanding and eligible to vote as of the record date of April 10, 2013, a quorum of 13,787,056 shares, or 79.12% of the eligible shares, was present in person or represented by proxy at the Annual Meeting.  Each of the matters set forth below is described in detail in the Proxy Statement. The following actions were taken at the Annual Meeting:

1.
Approval of the issuance of up to approximately 18,303,771 shares of Chyron's common stock in consideration for 100% of the outstanding shares of Hego pursuant to the Stock Purchase Agreement. The voting results were 9,047,260 votes for, 84,971 votes against, and 107,012 votes abstaining, with 4,547,813 broker non-votes.

2.
Approval of an amendment to Chyron's Restated Certificate of Incorporation, as amended, to change the Company's corporate name from Chyron Corporation to ChyronHego Corporation. The voting results were 13,522,843 votes for, 233,579 votes against, and 30,634 votes abstaining, with no broker non-votes.

3.
Approval, on an advisory (non-binding) basis, of the "golden parachute" compensation payments that will or may be paid by Chyron to its named executive officers in connection with the Transaction. The voting results were 7,932,448 votes for, 1,171,172 votes against, and 135,623 votes abstaining, with 4,547,813 broker non-votes.

4.
Approval, on an advisory (non-binding) basis, of the compensation of Chyron's named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The voting results were 8,291,792 votes for, 812,756 votes against, and 134,695 votes abstaining, with 4,547,813 broker non-votes.

		Withheld	Broker
	Voted For	Authority	Non-Votes
Susan Clark-Johnson	8,566,709	672,534	4,547,813
Peter F. Frey	8,624,176	615,067	4,547,813
Christopher R. Kelly	9,076,227	163,016	4,547,813
Roger L. Ogden	8,599,485	639,758	4,547,813
Robert A. Rayne	8,632,478	606,765	4,547,813
Michael I. Wellesley-Wesley	9,113,431	125,812	4,547,813
Michael C. Wheeler	8,816,203	423,040	4,547,813

5. Approval, on an advisory (non-binding) basis, to hold an advisory vote on the compensation of the Company's named executive officers every three years. The voting results were 4,064,550 votes for one year, 456,257 votes for two years, 4,555,719 votes for three years and 162,717 votes abstaining.

6.
Approval of a proposed amendment to the Company's 2008 Long-Term Incentive Plan to increase the maximum number of authorized shares by 3,000,000.  The voting results were 7,992,251 votes for, 1,079,868 votes against, and 167,124 votes abstaining, with 4,547,813 broker non-votes.

7.
Ratification of the appointment of BDO USA, LLP as Chyron's independent registered public accounting firm for the fiscal year ending December 31, 2013.  The voting results were 13,349,841 votes for, 38,338 votes against and 398,877 votes abstaining, with no broker non-votes.

 (d)  Consistent with the recommendation of the board of directors in the Proxy Statement and the stockholder votes at the Annual Meeting, the board of directors has determined to hold a non-binding, advisory vote on the compensation of our named executive officers every three years until the earlier of (i) the next required vote on the frequency of such advisory vote, which is currently expected to be held at our 2019 annual meeting of stockholders; or (ii) such date that the board of directors decides to hold the next stockholder advisory vote on the frequency of such advisory votes.

Item 9.01.  Financial Statements and Exhibits.

(a)             Financial statements of businesses acquired.   In accordance with Item 9.01(a) of Form 8-K, the audited consolidated financial statements of Hego for the fiscal years ended December 31, 2012, 2011 and 2010, and the notes related thereto, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)           Pro Forma Financial Information.  Pro forma financial statements required by Article 11 of Regulation S-X were previously included in the Proxy Statement.  The Company used an estimated purchase price of $16.5 million in the pro forma financial statements included in the Proxy Statement, however, based on the actual closing of the Transaction, the estimated purchase price was approximately $21.3 million.  Such difference in the estimated purchase price is not expected to have a significant impact on the net income reported in the unaudited pro forma financial statements because the additional purchase price is expected to result in additional goodwill.  Pursuant to General Instruction B.3 of Form 8-K, no additional pro forma financial statements are required to be included herein.

(d)           Exhibits.

Exhibit No.	Description
2.1
Stock Purchase Agreement by and among, Chyron Corporation, Chyron Holdings, Inc., Chyron AB, Hego Aktiebolag, Westhill Group AB (corp. reg. no. 556583-5948) as the stockholder representative of the Hego stockholders, and the stockholders of Hego Aktiebolag, dated as of March 9, 2013 (incorporated by reference to Chyron's Current Report on Form 8-K filed with the SEC on March 12, 2013 (File No. 01-09014)).

3.1	Certificate of Amendment to the Restated Certificate of Incorporation, as amended.
10.1	Chyron Corporation's 2008 Long Term Incentive Plan, as amended (incorporated by reference to Chyron's Proxy Statement on Schedule 14A filed with the SEC on April 17, 2013 (File No. 01-09014).
23.1	Consent of KPMG AB.
99.1	Audited consolidated financial statements of Hego Aktiebolag for the fiscal years ended December 31, 2012, 2011 and 2010.
99.2	Press Release, dated May 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRONHEGO CORPORATION

Date: May 29, 2013	By:	/s/ Jerry Kieliszak
	Name:	Jerry Kieliszak
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Stock Purchase Agreement by and among, Chyron Corporation, Chyron Holdings, Inc., Chyron AB, Hego Aktiebolag, Westhill Group AB (corp. reg. no. 556583-5948) as the stockholder representative of the Hego stockholders, and the stockholders of Hego Aktiebolag, dated as of March 9, 2013 (incorporated by reference to Chyron's Current Report on Form 8-K filed with the SEC on March 12, 2013 (File No. 01-09014)).

3.1*	Certificate of Amendment to the Restated Certificate of Incorporation, as amended.
10.1	Chyron Corporation's 2008 Long Term Incentive Plan, as amended (incorporated by reference to Chyron's Proxy Statement on Schedule 14A filed with the SEC on April 17, 2013 (File No. 01-09014).
23.1*	Consent of KPMG AB.
99.1*	Audited consolidated financial statements of Hego Aktiebolag for the fiscal years ended December 31, 2012, 2011 and 2010.
99.2*	Press Release, dated May 23, 2013.

*filed herewith